Exhibit 99.1

1 2023 to 2024 Profitability Bridge (In $millions, unless noted) Low Base High 2023 Net Income (Loss) from Continuing Operations (460) (460) (460) 2023 Adjusted EBITDA* 215 215 215 Net Timing 18 18 18 Volume 0 80 110 Potential Terneuzen Closure 55 55 55 Natural Gas Hedge Losses 35 35 35 Other 3 12 14 2024 Adjusted EBITDA* 326 415 447 2024 Net Income (Loss) from Continuing Operations (53) 23 50 • Net Income assumes the capital structure as of June 30, 2023 • 2024 Adj EBITDA* range of $326 million to $447 million at the upper end • Base case assumes a volume recovery in the second half of 2024 • Lower case assumes no volume growth from 2023 (excluding impacts of the potential Terneuzen styrene plant closure) • Upper case is driven by an earlier start to the recovery, with volume growth starting in the first half of 2024 • The Adj EBITDA* Base increase from 2023 to 2024 is driven by the following: • Net timing assumed as zero in 2024 in comparison to an unfavorable impact of $18 million in 2023 • $80 million benefit from volume improvement with a recovery in the second half of 2024, but still below first half 2022 runrate • $55 million runrate benefit from the potential Terneuzen, the Netherlands styrene plant closure • $35 million improvement from reduced natural gas hedge losses • “Other” driven by restructuring savings, mix improvement and normalization of variable compensation *See Appendix for a reconciliation of non-GAAP measures

2 Cash Generation Forecast • Cash Interest and Cash Taxes assume the capital structure as of June 30, 2023 • 2024 Restructuring costs primarily related to the Boehlen, Germany styrene closure (~$25 million) and the potential Terneuzen, the Netherlands styrene closure (~$30 million) • Working Capital / Other includes non-cash stock compensation Cash from operations of $98 million to $132 million and Free Cash Flow* of $28 million to $42 million 2023 (In $millions, unless noted) Guide Low Base High Adjusted EBITDA* 215 326 415 447 Cash Interest (155) (145) (145) (145) Cash Taxes (30) (28) (40) (45) Capital Expenditures (90) (70) (80) (90) Project / Restructuring Costs (40) (55) (55) (55) Turnarounds (10) (10) (10) (10) Working Capital / Other 210 10 (55) (60) Free Cash Flow* 100 28 30 42 2024 *See Appendix for a reconciliation of non-GAAP measures

3 Revenue by Segment and Total Volume 2023 (In $millions, unless noted) Low Base High Volume (kilotons) 1,720 1,592 1,718 1,768 Engineered Materials 858 894 1,028 1,059 Latex Binders 979 980 1,040 1,071 Plastics Solutions 1,069 1,058 1,120 1,153 Polystyrene 756 756 828 856 Feedstocks 144 13 13 13 Net Sales 3,806 3,700 4,028 4,152 2024(1) (1) Data reflect a reduction in Feedstocks trade volume (127 kt) and net sales ($131 million) following the potential closure of the Terneuzen styrene plant. NOTE: Totals may not sum due to rounding.

4 Appendix

5 US GAAP to Non-GAAP Reconciliation Year Ended (In $millions, unless noted) Dec 31, 2023 Low Base High Adjusted EBITDA 215 326 415 447 Interest expense, net (155) (145) (145) (145) Benefit (expense) from income taxes 32 (34) (47) (52) Depreciation and amortization (206) (200) (200) (200) Reconciling items to Adjusted EBITDA(1) (346) 0 0 0 Net Income (loss) from continuing operations (460) (53) 23 50 Reconciling items to Adjusted Net Income (Loss)(1) 295 0 0 0 Adjusted Net Income (Loss) (165) (53) 23 50 Year Ended Dec 31, 2023 Low Base High Cash From Operations 190 98 110 132 Capital Expenditures (90) (70) (80) (90) Free Cash Flow 100 28 30 42 Year Ended Dec 31, 2024 Year Ended Dec 31, 2024 (1) Reconciling items to Adjusted EBITDA and Adjusted Net Income (Loss) are not typically forecasted by the Company based on their nature as being primarily driven by transactions that are not part of the core operations of the business and, as a result, cannot be estimated without unreasonable cost or uncertainty. As such, for the forecasted full year ended December 31, 2023, we have only included known reconciling items incurred through the six months ended June 30, 2023. We have not included forecasted amounts for the remainder of 2023, or for the forecasted full year ended December 31, 2024. NOTE: For definitions of non-GAAP measures as well as descriptions of current period reconciling items from Net Income (Loss) to Adjusted EBITDA and to Adjusted Net Income (Loss), refer to the press release furnished as Exhibit 99.1 to our Form 8-K dated August 3, 2023. Totals may not sum due to rounding.